The Board of Directors
Inland Real Estate Corporation:


We consent to the use of our report relating to the historical summary of gross income and direct operating expenses of Rivertree Court for the year ended
December 31, 1996 included herein and to the reference to our Firm under the heading "Experts" in this Registration Statement on Form S-11.



                                                       KPMG Peat Marwick LLP



Chicago, Illinois
October 14, 1997